UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01	Other Events.

On February 21, 2013, Toys “R” Us Properties (UK) Limited (“UK Propco”), a wholly owned subsidiary of Toys “R” Us, Inc. (the “Company”) entered into a commitment letter with certain lenders with respect to a refinancing of UK Propco’s current approximately $620 million junior and senior secured real estate credit facilities. Pursuant to the commitment letter, the lenders will provide approximately $380 million in financing. The Company intends to fund the balance needed for the refinancing from available liquidity and approximately $51 million face amount of notes held by the Company issued in the related securitization of the existing senior real estate credit facility. The Company expects the refinancing to be completed prior to the maturity of the existing real estate credit facilities. There can be no assurances, however, that this new financing will be completed as it is subject to a number of conditions including, but not limited to, the execution of mutually agreeable documentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS“R”US, INC.

By:	/s/ David J. Schwartz
Name: David J. Schwartz Title: Executive Vice President – General Counsel & Corporate Secretary

Date: February 26, 2013